UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 1, 2006

RONCO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-27471	84-1148206
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

61 Moreland Road, Simi Valley, California 93065-1662
(Address of Principal Executive Offices/Zip Code)

(805) 433-1030
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 9, 2006, our Board of Directors declared a dividend payable in shares of Series A Convertible Preferred Stock to holders of our Series A Convertible Preferred Stock in satisfaction of the scheduled October 1, 2006 dividend payment provided for under our Amended and Restated Designation of Powers (the "October Dividend"). Each holder of our Series A Convertible Preferred Stock on the Record Date of September 30, 2006 is entitled to receive 0.044881 shares of Series A Convertible Preferred Stock for each share of Series A Convertible Preferred Stock held by such stockholder on the Record Date, based upon a fair market value determined in good faith by the Board of Directors to be $1.05 per share. The October Dividend was issued on November 1, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  RONCO CORPORATION

Date:  November 13, 2006          By: /s/ Ronald C. Stone
Ronald C. Stone
Chief Financial Officer